Registration No. 333-

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-8
                          Registration Statement
                                   under
                        The Securities Act of 1933


                            BERGER HOLDINGS, LTD.
          (Exact name of registrant as specified in its charter)

                  Pennsylvania                     23-2160077
           (State of Incorporation)      (I.R.S. Employer Identification No.)

      805 Pennsylvania Boulevard, Feasterville, Pennsylvania         19053

        (Address of principal executive offices)                   (Zip Code)

                           Berger Holdings Ltd.
                  1996 Non-Qualified Stock Incentive Plan
                         (Full title of the plan)


                            Joseph F. Weiderman
                   President and Chief Operating Officer
                           Berger Holdings, Ltd.
                        805 Pennsylvania Boulevard
                      Feasterville, Pennsylvania  19053
                  (Name and address of agent for service)

                               (215) 355-1200
       (Telephone number, including area code, of agent for service)

                                Copies to:

                         Jason M. Shargel, Esquire
                    Wolf, Block, Schorr and Solis-Cohen
                      Twelfth Floor Packard Building
                         15th and Chestnut Streets
                          Philadelphia, PA  19102
                              (215) 977-2216

                       CALCULATION OF REGISTRATION FEE



                                 Proposed        Proposed
   Title of                      Maximum          Maximum      Amount of
Securities to be  Amount to be  Offering Price   Aggregate    Registration
  Registered      Registered(1) Per Share(2)   Offering Price     Fee

Common Stock,      60,750       $ 3.50         $ 212,625.00    $ 65.00
$0.01 par value


(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended, represents the average of the high and low prices for the Common Stock as listed in the Nasdaq SmallCap Market of the Nasdaq Stock Market, Inc. on April 4, 1997.

                                   PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Berger Holdings, Ltd. (the "Registrant" or the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

         1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

         2.   The Company's Current Report on Form 8-K dated February 20,1997.

         3. The description of the Registrant's Common Stock, $0.01 par value (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed December 19, 1984 under Section 12 of the Exchange Act including all amendments or reports filed for the purposes of updating such description.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

    Sections 1741 through 1750 of Subchapter C, Chapter 17, of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

    Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative actions), to which any of them is a party or is threatened to be made a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

    Section 1742 permits indemnification in derivative actions if the appropriate standard of conduct is met, except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

    Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742.

    Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by (i) the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

    Section 1745 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

    Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17C of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

    Section 1747 also grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against the liability under Subchapter 17C of the BCL.

    Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17C of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

    Section 1750 provides that the indemnification and advancement of expense provided by, or granted pursuant to, Subchapter 17C of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

    Article VII of the Registrant's Bylaws, which are incorporated by reference in this Registration Statement, provides in general that the Registrant shall indemnify its officers and directors to the fullest extent permitted by law.


Item 7.  Exemption from Registration Claimed.

         Not applicable.



Item 8.  Exhibits.

         The following Exhibits are filed as part of this Registration
         Statement:

          Exhibit No.

             4      Berger Holdings, Ltd. 1996 Non-Qualified Stock
                    Incentive Plan.

             5      Opinion of Wolf, Block, Schorr and Solis-Cohen.

             23.1 Consent of Goldenberg Rosenthal Friedlander, LLP, independent accountants.

             23.2 Consent of Wolf, Block, Schorr and Solis-Cohen (contained in Exhibit 5).

             24 Power of Attorney (included on signature page in Part II of the Registration Statement).


Item 9.   Undertakings.

          The undersigned Registrant hereby undertakes:

           1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission with or furnished to the Commission by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                      SIGNATURES AND POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Feasterville, Pennsylvania, on this 10th day of April, 1997.

                         BERGER HOLDINGS, LTD.


                         By: /s/THEODORE A. SCHWARTZ
                             Name: Theodore A. Schwartz
                             Title: Chief Executive Officer

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph F. Weiderman and Theodore A. Schwartz, and each of them, the undersigned s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned s name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including, without limitation, post-effective amendments to this Registration Statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-facts and agents, or their respective substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on the date indicated.

  Signature                     Title                             Date

/s/THEODORE A. SCHWARTZ   Chairman of the Board of Directors  April 10,1997
Theodore A. Schwartz      and Chief Executive Officer
                          (Principal Executive Officer)


/s/JOSEPH F. WEIDERMAN    President, Chief Operating Officer  April 10,1997
Joseph F. Weiderman       and Director




/s/PAUL L. SPIESE, III    Vice President and Director         April 10,1997
Paul L. Spiese, III



_______________________   Director                            April __,1997
Larry Falcon

  Signature                     Title                             Date

_______________________   Director                            April __,1997
Jacob I. Haft, M.D.


_______________________   Director                            April __,1997
Jeffrey I. Schocket


/s/IRVING KRAUT, D.D.S.   Director                            April 10,1997
Irving Kraut, D.D.S.


/s/FRANCIS E. WELLOCK,JR. Chief Financial Officer             April 10,1997
Francis E. Wellock, Jr.   (Principal Financial and
                          Accounting Officer)

                            BERGER HOLDINGS, LTD.
                 1996 NON-QUALIFIED STOCK INCENTIVE PLAN

                    REGISTRATION STATEMENT ON FORM S-8


                               EXHIBIT INDEX



Exhibit No.  Document

4            Berger Holdings, Ltd. 1996 Non-Qualified Stock Incentive Plan.

5            Opinion of Wolf, Block, Schorr and Solis-Cohen.

23.1 Consent of Goldenberg Rosenthal Friedlander, LLP, independent accountants.

23.2         Consent of Wolf, Block, Schorr and Solis-Cohen
             (contained in Exhibit 5).

24 Power of Attorney (included on signature page in Part II of the Registration Statement).

                                                              Exhibit 4

                       BERGER HOLDINGS,LTD.

                 1996 NON-QUALIFIED STOCK INCENTIVE PLAN



    1.   Purpose.  Berger Holdings, Ltd., a Pennsylvania corporation
(the "Company"), hereby adopts the Berger Holdings, Ltd. 1996 Stock Incentive Plan (the "Plan"). The Plan is intended to recognize the contributions made to the Company by employees of the Company or any Affiliate (other than employees who are officers of the Company or members of the Board of Directors), to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company or an Affiliate's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire the Company's Common Stock, $0.01 par value (the "Common Stock"), and through the transfer or issuance of Common Stock.


    2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

         (a)   "Act"  means the Securities Act of 1933, as amended.

         (b) "Affiliate" means a corporation that is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code.

         (c) "Award" means a transfer of Common Stock made pursuant to the terms of the Plan.

         (d) "Award Agreement" means the agreement between the Company and a Grantee with respect to an Award made pursuant to the Plan.

         (e) "Board of Directors" means the Board of Directors of the Company.

         (f) "Change of Control" shall have the meaning as set forth in Section 9 of the Plan.

         (g)   "Code"  means the Internal Revenue Code of 1986, as amended.

         (h) "Committee" shall have the meaning set forth in Section 3 of the Plan.

         (i)   "Common Stock" shall have the meaning set forth in
Section 1 of the Plan.

         (j)   "Disability"  shall have the meaning set forth in
Section 22(e)(3) of the Code.

         (k)   "Employee"  means an employee of the Company or an Affiliate.

         (l)   "Exchange Act"  means the Securities Exchange Act of
1934, as amended.

         (m) "Fair Market Value" shall have the meaning set forth in Subsection 7(b) of the Plan.

         (n) "Grantee" means a person to whom an Award has been granted pursuant to the Plan.

         (o) "Nasdaq" means either the Nasdaq National Market or the Nasdaq SmallCap Market operated by the Nasdaq Stock Market, Inc., depending upon on which of the two the Common Stock is listed for inclusion as of the date of determination.

         (p) "Option" means an option granted under the Plan. No such Option is intended to qualify, and none shall qualify, as an incentive stock option within the meaning of Section 422(b) of the Code.

         (q) "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

         (r)   "Option Document"  means the document described in
Section 7 of the Plan, as applicable, which sets forth the terms and conditions of each grant of Options.

         (s) "Option Price" means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Subsection 7(b) of the Plan.

         (t) "SAR" shall have the meaning set forth in Section 10 of the Plan.

         (u) "Shares" means the shares of Common Stock of the Company that are the subject of Options or granted as Awards under the Plan.

         (v) "Trading Day" means any day on which Nasdaq is open for trading.



    3. Administration of the Plan. The Board of Directors may designate a committee or committees composed of two or more of directors to operate and administer the

Plan with respect to all or a designated portion of the participants. Any such committee designated by the Board of Directors, and the Board of Directors itself in its administrative capacity with respect to the Plan, is referred to as the "Committee."

         (a) Meetings. The Committee shall hold meetings at such times and places as it may determine, shall keep minutes of its meetings, and shall adopt, amend and revoke such rules or procedures as it may deem proper; provided, however, that it may take action only upon the agreement of a majority of the whole Committee. Any action that the Committee shall take through a written instrument signed by a majority of its members shall be as effective as though it had been taken at a meeting duly called and held.

         (b)  Indemnification and Exculpation.  Service on the
Committee shall constitute service as a member of the Board of Directors of the Company. Each member of the Committee shall be entitled, without further act on his or her part, to indemnity from the Company and limitation of liability to the fullest extent provided by applicable law and by the Company's Articles of Incorporation and/or By-laws in connection with or grants thereunder, suit or proceeding with respect to the administration of the Plan or the granting of Awards thereunder in which he or she may be involved because of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

         (c) Interpretation. The Committee shall have the power and authority to interpret the Plan and to adopt rules and regulations for its administration that are not inconsistent with the express terms of the Plan. Any such actions by the Committee shall be final, binding and conclusive on all parties in interest.

    4. Eligibility. All Employees, other than officers of the Company and members of the Board of Directors, shall be eligible to receive Options and
Awards hereunder.   The Committee, in its sole discretion, shall determine
whether an individual qualifies as an Employee.


    5. Shares Subject to Plan. The aggregate maximum number of Shares for which Awards or Options may be granted pursuant to the Plan is 75,000. The number of Shares that may be issued under the Plan shall be further subject to adjustment in accordance with Section 9. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason or if Shares subject to an Award have been conveyed back to the Company pursuant to the terms of an Award Agreement, the Shares for which the Option was not exercised or the Shares that were conveyed back to the Company may again be the subject of one or more Options or Awards granted pursuant to the Plan.

    6. Term of the Plan. The Plan is effective as of December 3,1996, the date on which it was adopted by the Board of Directors, subject to the approval of the Plan within one year after such date by the shareholders in the manner required by state law.

    7. Option Documents and Terms. Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require that are not inconsistent with the terms of the Plan.


         (a) Number of Option Shares. Each Option Document shall state the number of Shares to which it pertains. An Optionee may receive more than one Option, but only on the terms and subject to the conditions and restrictions of the Plan. Notwithstanding any other provision of the Plan to the contrary, no Employee shall be granted Options to acquire more than 20,000 Shares during any calendar year.


         (b)  Option Price.  Each Option Document shall state the
Option Price, which, may be less than, equal to, or greater than the Fair Market Value of the Shares on the date the Option is granted as determined by
the Committee in accordance with this Subsection 8(b).   If the Common Stock
is traded in a public market, then the Fair Market Value per Share shall be, if the Common Stock is listed on a national securities exchange or included in Nasdaq, the last reported sale price thereof on the Trading Day immediately preceding the relevant date, or, if the Common Stock is not so listed or included, the mean between the last reported bid and asked prices thereof on the Trading Day immediately preceding the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Common Stock is not traded in a public market, Fair Market Value shall be determined in good faith by the Committee.

         (c) Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and (unless arrangements satisfactory to the Company have been made for payment through a broker in accordance with procedures permitted by Regulation P of the Federal Reserve Board) of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then-current registration statement or a Notification under Regulation A under the Act), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (a) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale that, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (b) the Optionee has been advised and understands that (i) the Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Shares under the Act or to take any action that would make available to the Optionee any exemption from such registration, (c) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, (C) the listing or inclusion of the Shares on any securities exchange or an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this sentence has occurred.

         (d) Medium of Payment. Subject to the terms of the applicable Option Document, an Optionee shall pay for Shares (i) in cash, (ii) by certified or cashier s check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation P of the Federal Reserve Board. The Optionee may also exercise the Option in any manner contemplated by Section 10. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of the Common Stock held by the Optionee. If payment is made in whole or in part in shares of the Company's Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Optionee. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate or certificates issued to the Optionee shall represent (i) the Shares in respect of which payment is made, and (ii) such excess number of shares. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.

         (e)  Termination of Options.

              (i) No Option shall be exercisable after the first to occur of the following:

                   (A) Expiration of the Option term specified in the Option Document;

                   (B) Except to the extent otherwise provided in an Optionee's Option Document, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of the Optionee's employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture;

                   (C)  The date, if any, set by the Board of
Directors as an accelerated expiration date in the event of the liquidation or dissolution of the Company;

                   (D)  The occurrence of such other event or
events as may be set forth in the Option Document as causing an accelerated expiration of the Option; or

                   (E)  Except as otherwise set forth in the
Option Document and subject to the foregoing provisions of this Subsection 7(e), three months after the Optionee's employment or service with the Company or its Affiliates terminates for any reason other than Disability or death or one year after such termination due to Optionee's Disability or death. With respect to this Subsection 7(e)(i)(E), the only Options that may be exercised during the three-month or one-year period, as the case may be, are Options that were exercisable on the last date of such employment or service and not Options that, if the Optionee were still employed or rendering service during such three-month or one-year period, would become exercisable during such period, unless the Option Document specifically provides to the contrary. The terms of an executive severance agreement or other agreement between the Company and an Optionee, approved by the Committee, whether entered into prior or subsequent to the grant of an Option, that provide for Option exercise dates later than those set forth in Subsection 7(e)(i) shall be deemed to be Option terms approved by the Committee and consented to by the Optionee.

              (ii) Notwithstanding the foregoing, the Committee may extend the period during which all or any portion of an Option may be exercised to a date no later than the Option term specified in the Option Document pursuant to Subsection 7(e)(i)(A).

         (f) Transfers. No Option granted under the Plan may be transferred, except by will or by the laws of descent and distribution, except as otherwise set forth in the Option Document or to the extent that the Committee otherwise determines.

         (g) Other Provisions. Subject to the provisions of the Plan, the Option Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

         (h) 162(m) Provision. Unless otherwise provided in the Option Document or otherwise agreed to by the Committee, no Option may be exercised if such exercise would result in the Company losing deductions pursuant to Section 162(m) of the Code. The term of any Option shall be extended to the extent that such Option would terminate as a result of the application of the foregoing sentence.

         (i) Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend any Option Document or Award Agreement issued to an Optionee or Award holder, subject to the Optionee's or Award holder's consent if such amendment is not favorable to the Optionee or Award holder, except that the consent of the Optionee or Award holder shall not be required for any amendment made pursuant to Subsection 7(e)(i)(C) or Section
8 of the Plan, as applicable.

      8. Change of Control. Unless the Committee provides otherwise upon the grant of any Option, in the event of a Change of Control, the Committee may take whatever actions it deems necessary or desirable with respect to any of the Options outstanding which need not be treated identically, including, without limitation, accelerating (a) the expiration or termination date in the respective Option Documents to a date no earlier than thirty (30) days after notice of such acceleration is given to the Optionees or (b) the exercisability of the Option.

         A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events:

    (i) Any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any subsidiary of the Company, any "person" (as hereinabove defined) acting on behalf of the Company as underwriter pursuant to an offering who is temporarily holding securities in connection with such offering, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any "person" (as hereinabove defined) who, on the date the Plan is effective, shall have been the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of or have voting control over shares of capital stock of the Company possessing more than thirty percent (30%) of the combined voting power of the Company s then outstanding securities) is or becomes the beneficial owner (as hereinabove defined), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company s then-outstanding securities;

    (ii)  During any period of not more than two consecutive years
(not including any period prior to the date the Plan is effective), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a "person" (as hereinabove defined) who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this
Section 8) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

    (iii) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation or other legal entity, other than (1) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or
(2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) (other than a "person" who, on the date the Plan is effective, shall have been the "beneficial owner" (as hereinabove defined) of or have voting control over shares of capital stock of the Company possessing more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities) acquires more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities;

    (iv) The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company s assets (or any transaction having a similar effect); or

    (v) A change of control as hereinafter defined by the Board of Directors for the express purposes of this Plan has occurred.

    9.   Adjustments on Changes in Capitalization.

         (a) In the event that the outstanding Shares are changed by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares or the like (not including the issuance of Common Stock on the conversion of other securities of the Company which are outstanding on the date of grant and which are convertible into Common Stock) or dividends payable in Shares, an equitable adjustment shall be made by the Committee in the aggregate number of shares available under the Plan and in the number of Shares and price per Share subject to outstanding Options. Unless the Committee makes other provisions for the equitable settlement of outstanding Options, if the Company shall be reorganized, consolidated, or merged with another corporation or other legal entity, or if all or substantially all of the assets of the Company shall be sold or exchanged, an Optionee shall at the time of issuance of the stock under such corporate event be entitled to receive upon the exercise of his or her Option the same number and kind of shares of stock or the same amount of property, cash or securities as he or she would have been entitled to receive upon the occurrence of any such corporate event as if he or she had been, immediately prior to such event, the holder of the number of Shares covered by his or her Option.

         (b) Any adjustment under this Section 9 in the number of Shares subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of Shares.

         (c) The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive.

    10.  Stock Appreciation Rights (SARs).

         (a) In General. Subject to the terms and conditions of the Plan, the Committee may, in its sole and absolute discretion, grant to an Optionee the right to surrender an Option to the Company, in whole or in part, and to receive in exchange therefor payment by the Company of an amount equal to the excess of the Fair Market Value of the shares of Common Stock subject to such Option, or portion thereof, so surrendered (determined in the manner described in Section 7(b) as of the date the SARs are exercised) over the exercise price to acquire such shares (which right shall be referred to as an
 SAR ). Except as may otherwise be provided in an Option Document, such payment may be made, as determined by the Committee in accordance with Subsection 10(c) below and set forth in the Option Document, either in shares of Common Stock or in cash or in any combination thereof.

         (b) Grant. Each SAR shall relate to a specific Option granted under the Plan and shall be granted to the Optionee concurrently with the grant of such Option by inclusion of appropriate provisions in the Option Document pertaining thereto. The number of SARs granted to an Optionee shall not exceed the number of shares of Common Stock that such Optionee is entitled to purchase pursuant to the related Option. The number of SARs held by an Optionee shall be reduced by (i) the number of SARs exercised under the provisions of the Option Document pertaining to the related Option, and (ii) the number of shares of Common Stock purchased pursuant to the exercise of the related Option.

         (c) Payment. The Committee shall have sole discretion to determine whether payment in respect of SARs granted to any Optionee shall be made in shares of Common Stock, or in cash, or in a combination thereof. If payment is made in Common Stock, the number of shares of Common Stock that shall be issued pursuant to the exercise of SARs shall be determined by dividing (i) the total number of SARs being exercised, multiplied by the amount by which the Fair Market Value (as determined under Section 7(b) hereof) of a share of Common Stock on the exercise date exceeds the exercise price for shares covered by the related Option, by (ii) the Fair Market Value of a share of Common Stock on the exercise date of the SARs. No fractional share of Common Stock shall be issued on exercise of an SAR; cash may be paid by the Company to the individual exercising an SAR in lieu of any such fractional share. If payment on exercise of an SAR is to be made in cash, the individual exercising the SAR shall receive in respect of each Share to which such exercise relates an amount of money equal to the difference between the Fair Market Value of a share of Common Stock on the exercise date and the exercise price for Shares covered by the related Option.

         (d) Limitations. SARs shall be exercisable at such times and under such terms and conditions as the Committee, in its sole and absolute discretion, shall determine; provided, however, that an SAR may be exercised only at such times and by such individuals as the related Option under the Plan and the Option Agreement may be exercised.

    11. Terms and Conditions of Awards. Subject to the terms and conditions of the Plan, the Committee may, in its sole and absolute discretion, grant to any person eligible under the Plan an Award. Awards granted pursuant to the Plan shall be evidenced by written Award

Agreements in such form as the Committee shall from time to time approve, which Award Agreements shall comply with and be subject to the following terms and conditions and such other terms and conditions that the Committee may from time to time require which are not inconsistent with the terms of the Plan.

         (a) Number of Shares. Each Award Agreement shall state the number of shares of Common Stock to which it pertains.

         (b) Purchase Price. Each Award Agreement shall specify the purchase price, if any, that applies to the Award. If the Board specifies a purchase price, the Grantee shall be required to make payment on or before the date specified in the Award Agreement. A Grantee shall pay for Shares (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve.

         (c) Grant. In the case of an Award that provides for a grant of Shares without any payment by the Grantee, the grant shall take place on the date specified in the Award Agreement. In the case of an Award that provides for a payment, the grant shall take place on the date the initial payment is delivered to the Company, unless the Committee or the Award Agreement otherwise specifies. Stock certificates evidencing Shares granted pursuant to an Award shall be issued in the sole name of the Grantee. Notwithstanding the foregoing, as a precondition to a grant, the Company may require an acknowledgment by the Grantee as required with respect to Options under Section 7.

         (d)  Conditions.  The Committee may specify in an Award
Agreement any conditions under which the Grantee of that Award shall be required to convey to the Company the Shares covered by the Award. Upon the occurrence of any such specified condition, the Grantee shall forthwith surrender and deliver to the Company the certificates evidencing such Shares as well as completely executed instruments of conveyance. The Committee, in its discretion, may provide that certificates for Shares transferred pursuant to an Award be held in escrow by the Company or an officer of the Company until such time as each and every condition has lapsed and that the Grantee be required, as a condition of the Award, to deliver to such escrow agent or Company officer stock powers covering the Award Shares duly endorsed by the Grantee. Unless otherwise provided in the Award Agreement, distributions made on Shares held in escrow will be deposited in escrow, to be distributed to the party becoming entitled to the Shares on which the distribution was made. Stock certificates evidencing Shares subject to conditions shall bear a legend to the effect that the Common Stock evidenced thereby is subject to repurchase or conveyance to the Company in accordance with an Award made under the Plan and that the Shares may not be sold or otherwise transferred.

         (e) Lapse of Conditions. Upon termination or lapse of each and every forfeiture condition, if any, the Company shall cause certificates without the legend referring to the Company's repurchase right (but with any other legends that may be appropriate) evidencing the Shares covered by the Award to be issued to the Grantee upon the Grantee s surrender of the legended certificates held by him or her to the Company.

         (f) Rights as Shareholder. Upon payment of the purchase price, if any, for Shares covered by an Award and compliance with the acknowledgment requirement of Subsection 11(c), the Grantee shall have all of the rights of a shareholder with respect to the Shares covered thereby, including the right to vote the Shares and receive all dividends and other distributions paid or made with respect thereto, except to the extent otherwise provided by the Committee or in the Award Agreement.

    12.  Amendment of the Plan.  The Board of Directors of the
Company may amend the Plan from time to time in such manner as it may deem advisable.



    13. No Commitment to Retain. The grant of an Option or Award pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee or Grantee as an employee of the Company or any Affiliate or in any other capacity.

    14. Withholding of Taxes. In connection with any event relating to an Option or Award, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company's obligations under the Plan shall be conditioned on the Optionee's or Grantee's compliance, to the Company s satisfaction, with any withholding requirement.





    Pursuant to the authority of the Board of Directors, the Plan is hereby approved as of December 3, 1996 by the undersigned officers.



                          /s/THEODORE A. SCHWARTZ
                             Theodore A. Schwartz, Chairman



                          /s/JOSEPH F. WEIDERMAN
                             Joseph F. Weiderman, President

                                                                Exhibit 5

                               Law Offices
                   WOLF, BLOCK, SCHORR AND SOLIS-COHEN
                     Twelfth Floor Packard Building
                   S.E. Corner 15th & Chestnut Streets
                 Philadelphia, Pennsylvania  19102-2678
                             (215)  977-2216
                       FACSIMILE:  (215)  977-2334

                                April 2, 1997

Berger Holdings, Ltd.
805 Pennsylvania Boulevard
Feasterville, PA 19053

  RE: Registration Statement on Form S-8 Relating to the Berger Holdings, Ltd.
      1996 Non-Qualified Stock Incentive Plan

Gentlemen:

     As counsel to Berger Holdings, Ltd., a Pennsylvania corporation
(the "Company"), we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 75,000 shares of the Company's Common Stock, $0.01 par value (the Common Stock ), that may be issued under the Company's 1996 Non-Qualified Stock-Incentive Plan (the Plan ).

     In this connection, we have examined the Company's Articles of Incorporation and Bylaws, the Plan and such other documents and corporate records relating to the Company and the issuance of the Common Stock as we have deemed appropriate. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

     Based upon the foregoing, it is our opinion that the shares of Common Stock offered and to be offered under the Plan are duly authorized and, when issued and sold pursuant to the terms of the Plan, will be legally issued, fully paid and non-assessable.

      We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement.


                         Very truly yours,

        /s/ WOLF, BLOCK, SCHORR and SOLIS-COHEN

                                                                Exhibit 23.1

                   GOLDENBERG, ROSENTHAL, FRIEDLANDER, LLP
                              101 West Avenue
                        Jenkintown,  PA  19046-0458


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 1997, which appears on page F1 of Berger Holdings, Ltd. s Annual Report on Form 10-K for the year ended December 31, 1996.



/s/GOLDENBERG, ROSENTHAL, FRIEDLANDER
Goldenberg Rosenthal Friedlander
Philadelphia, PA

April 8, 1997